Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference into the prospectus constituting a part of this Registration Statement on Form S-3, of our report dated March 30, 2022, relating to the consolidated financial statements of Local Bounti Corporation, included in the Annual Report on Form 10-K for the year ended December 31, 2021.

We also consent to the reference to us under the caption “Experts” in the prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

December 30, 2022